Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58424) of Select Medical Corporation of our report dated February 15, 2002 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 15, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania

March 4, 2002